UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2010

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 13, 2010, Titan Tire Corporation, a subsidiary of Titan International, Inc., announced that it has entered into agreements with the Goodyear Tire & Rubber Company to buy their European and Latin American farm tire businesses, including a licensing agreement that will allow Titan to manufacture and sell Goodyear-brand farm tires in Europe, Africa, Eastern Europe, Russia, Latin America and North America, for approximately $130 million U.S. dollars, subject to post-closing adjustments.  The Latin American portion of the transaction includes Goodyear’s Sao Paulo, Brazil manufacturing plant, property, equipment and inventories.  Subject to customary closing conditions and regulatory approvals, it is expected to close in the first half of 2011.  The European portion of the transaction is subject to the exercise of a put option by Goodyear following completion of a social plan related to the previously announced discontinuation of consumer tire production at it Amiens North, France manufacturing plant and required consultation with the local Works Council.  Upon completion of this action, as well as customary closing conditions and regulatory approvals, the transaction will include the Amiens North plant, property, equipment and inventories.  See press release dated December 13, 2010, filed as exhibit 99.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

99	Titan International, Inc.’s press release dated December 13, 2010, regarding Titan Tire Corporation’s agreement to buy Goodyear’s European & Latin American Farm Tire Business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	December 13, 2010	By:	/s/ PAUL G. REITZ
Paul G. Reitz
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99	Titan International, Inc.’s press release dated December 13, 2010, regarding Titan Tire Corporation’s agreement to buy Goodyear’s European & Latin American Farm Tire Business.